UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2011

United Refining Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06198	25-1411751
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Bradley Street Warren, Pennsylvania	16365
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 723-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Supplemental Indenture

On March 8, 2011, United Refining Company (the “Company”) and the Subsidiary Guarantors (as defined below) entered into a supplemental indenture (the “Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York), as trustee (the “Trustee”), to the Indenture, dated as of August 6, 2004, among the Company, the guarantors named therein and the Trustee, as amended (the “2012 Indenture”), relating to the Company’s 10 1/2% Senior Notes due 2012 (the “2012 Notes”). The Supplemental Indenture was entered into in connection with the Company’s previously announced tender offer and consent solicitation (collectively, the “Tender Offer”) with respect to the 2012 Notes. The Supplemental Indenture amended the 2012 Indenture by eliminating substantially all of the restrictive covenants, certain events of default and related definitions from the 2012 Indenture. The amendments set forth in the Supplemental Indenture became effective when the Company purchased the validly tendered 2012 Notes pursuant to the Tender Offer on March 8, 2011, the initial settlement date of the Tender Offer.

The foregoing description of certain of the terms of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed with this report as Exhibit 4.1, and is incorporated herein by reference.

The Bank of New York Mellon Trust Company, N.A. and its affiliates have in the past provided and may in the future provide financial services to the Company or its affiliates, for which they have received customary fees and commissions.

2018 Indenture

On February 25, 2011, the Company agreed to issue and sell to several initial purchasers $365,000,000 aggregate principal amount of 10.500% First Priority Senior Secured Notes due 2018 (the “2018 Notes”) in a private placement for resale to qualified institutional buyers in reliance upon the exemption from registration in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States under Regulation S under the Securities Act. The 2018 Notes are fully and unconditionally guaranteed (the “Guarantees”) by all of the Company’s existing domestic subsidiaries (the “Subsidiary Guarantors”). On March 8, 2011, the Company and the Subsidiary Guarantors entered into an indenture (the “2018 Indenture”) with the Trustee pursuant to which the 2018 Notes and the Guarantees were issued on March 8, 2011.

The 2018 Notes will mature on February 28, 2018, and interest will accrue at the rate of 10.500% per annum.

Interest is payable semi-annually in arrears on February 28 and August 31 of each year, commencing on August 31, 2011.

The 2018 Notes will be secured on a first-priority lien basis by the Company’s assets comprising its refinery located in Warren, Pennsylvania (the “Refinery”) and capital stock in the Company’s pipeline subsidiary, subject to certain exceptions and permitted liens. The 2018 Notes will rank equally with all of the Company’s existing and future senior indebtedness that is not subordinated in right of payment to the 2018 Notes.

On or after February 28, 2015, the Company may redeem some or all of the 2018 Notes at any time at the following redemption prices (expressed as a percentage of principal amount) if redeemed during the twelve month period beginning on February 28 of the following years: (i) 105.250% in 2015, (ii) 102.625% in 2016 and (iii) 100.000% in 2017, plus accrued and unpaid interest, if any, to the redemption date.

In addition, the Company may redeem up to 35% of the aggregate principal amount of the 2018 Notes before February 28, 2014 with the proceeds of certain equity offerings at a redemption price of 110.500% of the principal amount plus accrued and unpaid interest, if any, to the redemption date. The Company may also redeem some or all of the 2018 Notes before February 28, 2015 at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, plus a “make whole” premium.

If the Company experiences certain kinds of changes of control (as described in the 2018 Indenture), it must offer to purchase the 2018 Notes at 101% of their principal amount, plus accrued and unpaid interest. In addition, if the Company sells certain assets or has cash in excess of its outstanding borrowings under its revolving credit facility (each as described in the 2018 Indenture), under certain circumstances it must offer to repurchase the 2018 Notes.

The 2018 Indenture contains covenants that limit, among other things, the Company’s ability and the ability of some of its subsidiaries to incur additional debt; declare or pay dividends, redeem stock or make other distributions to shareholders; make investments; create liens or use assets as security in other transactions; merge or consolidate, or sell, transfer or lease or dispose of substantially all of the Company’s assets; enter into transactions with affiliates; and sell or transfer certain assets.

The Company is using the net proceeds from the offering of the 2018 Notes, together with other available funds, to refinance the 2012 Notes and to pay related transaction costs.

The foregoing description of certain of the terms of the 2018 Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the 2018 Indenture, which is filed with this report as Exhibit 4.2, and is incorporated herein by reference.

Registration Rights Agreement

In connection with the closing of the issuance and sale of the 2018 Notes (the “Closing”), the Company and the Subsidiary Guarantors also entered into a Registration Rights Agreement, dated as of March 8, 2011 (the “Registration Rights Agreement”), with Credit Suisse Securities

(USA) LLC, as representative (the “Representative”) of the initial purchasers in the offering of the 2018 Notes.

Under the Registration Rights Agreement, the Company and the Subsidiary Guarantors have agreed to use commercially reasonable efforts to file a registration statement within 135 days after the Closing enabling noteholders to exchange the privately placed 2018 Notes for publicly registered notes with substantially identical terms. The Company has also agreed to use commercially reasonable efforts to cause the registration statement to become effective under the Securities Act within 225 days after the Closing and consummate the exchange offer within 270 days after the Closing. The Company has agreed to file a shelf registration statement for the resale of the 2018 Notes if it cannot complete an exchange offer and in certain other circumstances.

If the Company and Subsidiary Guarantors are unable to meet certain registration obligations under the Registration Rights Agreement, they have agreed to liquidated damages (“Liquidated Damages”) to each holder of Transfer Restricted Securities (as defined in the Registration Rights Agreement) with respect to the first 90-day period immediately following the occurrence of such Registration Default (as defined in the Registration Rights Agreement), in an amount equal to $.05 per week per $1,000 principal amount of the 2018 Notes constituting Transfer Restricted Securities held by such holder for each week or portion thereof that the Registration Default continues, up to a maximum amount of $.20 per week per $1,000 in principal amount of 2018 Notes constituting Transfer Restricted Securities.

The foregoing description of certain of the terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed with this report as Exhibit 4.4 and is incorporated herein by reference.

Security Agreement

In connection with the closing of the issuance and sale of the 2018 Notes (the “Closing”), the Company also entered into a Security Agreement, dated as of March 8, 2011 (the “Security Agreement”) with The Bank of New York Mellon Trust Company, N.A., as Collateral Agent. (“Collateral Agent”).

Under the Security Agreement, the Company has agreed to grant liens to the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) on the property and interests enumerated in the Security Agreement (“Collateral”). This includes all Equity Interests (as defined in the Security Agreement) in Kiantone Pipeline Corporation (“Kiantone”); supporting obligations and books and records pertaining to such Equity Interests; the Collateral Account (as defined in the Security Agreement), which will contain the net proceeds of any Asset Sale (as defined in the 2018 Indenture) of any Collateral (as defined in the Security Agreement); and the proceeds of any of the aforementioned Collateral.

In case of a continuing Event of Default by the Company, the Collateral Agent may transfer to himself or a nominee title to the Collateral.

The foregoing description of certain of the terms of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement, which is filed with this report as Exhibit 4.3 and is incorporated herein by reference.

Intercreditor Agreement

On March 8, 2011, in connection with the issuance of the 2018 Notes, the Company, the Collateral Agent, The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee under the 2018 Indenture, and the Note Secured Parties (as defined in the Intercreditor Agreement), PNC Bank, National Association (the “Bank Agent”), as Bank Agent for itself and the Bank Lenders (as defined in the Intercreditor Agreement), and certain subsidiaries of the Company, entered into an Intercreditor Agreement (the “Intercreditor Agreement”) to define the rights of lenders and certain other parties under the Credit Agreement (as defined in the Intercreditor Agreement) and related agreements and the holders with respect to the 2018 Notes and Collateral.

The Intercreditor Agreement provides, among other things, that the Bank Collateral (as defined in the Intercreditor Agreement) may be stored in or transported to or from the Refinery and in the pipelines owned by Kiantone in Pennsylvania and New York (the “Pipelines”), the Bank Agent may access the Bank Collateral located at the Refinery or in the Pipelines. Pursuant to the Intercreditor Agreement, the Bank Agent agrees that the Bank Collateral will not constitute proceeds of the Collateral and releases all rights, title and interest that it may have in the Collateral and the Collateral Agent agrees that the Collateral will not constitute proceeds of the Bank Collateral and releases all rights, title and interest that the it may have in the Bank Collateral.

The foregoing description of certain of the terms of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Mortgage

In connection with the closing of the issuance and sale of the Closing, the Company also entered into an Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of March 8, 2011 (the “Mortgage”) with the Collateral Agent, as mortgagee.

Pursuant to the Mortgage, the Company has agreed to grant a lien to the Collateral Agent for the benefit of the Secured Parties (as defined in the Mortgage) and other assets located on the Refinery and used in the operation of or necessary to operate the Refinery. This includes all right, title and interest of the Mortgagor (as defined in the Mortgagor) in the Refinery.

In case of a continuing Event of Default by the Company, the Collateral Agent may exercise its rights or remedies pursuant to the terms of the Mortgage.

The foregoing description of certain of the terms of the Mortgage does not purport to be complete and is qualified in its entirety by reference to the full text of the Mortgage, which is filed with this report as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 under the heading “2018 Indenture” is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On March 8, 2011, the Company announced that, pursuant to the Tender Offer, it had received the requisite consents to amend the 2012 Indenture under the terms of the Tender Offer and had accepted for payment all 2012 Notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time, on March 7, 2011, the deadline for tendering 2012 Notes for the initial settlement of the Tender Offer. These 2012 Notes accepted for payment by the Company comprised $186,425,000 in aggregate principal amount, or approximately 57.55% of the $323,960,000 aggregate outstanding principal amount of the 2012 Notes. In addition, the Company announced that, under the terms of the 2012 Notes, it will call for redemption on April 8, 2011 (the “Redemption Date”) all of the 2012 Notes that remain outstanding on the Redemption Date at a redemption price of $975 per $1,000 in principal amount, plus accrued and unpaid interest.

The press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

The Tender Offer will expire at midnight, New York City time, on March 21, 2011 unless extended, and the Company expects the final settlement date of the Tender Offer, if any, to occur promptly after the expiration of the Tender Offer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED REFINING COMPANY

Date:	March 11, 2011	By:	/S/ JAMES E. MURPHY
		Name:	James E. Murphy
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of March 8, 2011, between the Company, the Subsidiary Guarantors and The Bank of New York Mellon (f/k/a The Bank of New York), as trustee.

4.2	Indenture, dated as of March 8, 2011, between the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.3	Security Agreement, dated as of March 8, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent.

4.4	Registration Rights Agreement, dated March 8, 2011, among the Company, the Subsidiary Guarantors and the Representative.

10.1	Intercreditor Agreement dated as of March 8, 2011, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, PNC, Bank National Association, as Agent, the Company, United Refining Company of Pennsylvania, Kiantone Pipeline Corporation, Country Fair, Inc., and Kwik-Fill Corporation.

10.2	Open-End Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of March 8, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent.

99.1	Press release, dated March 8, 2011.